FIRST PACTRUST BANCORP, INC. TO HOST CONFERENCE CALL ON NOVEMBER 9, 2010 TO DISCUSS ITS THIRD
QUARTER 2010 FINANCIAL RESULTS

Chula Vista, California November 5, 2010 – First PacTrust Bancorp, Inc. (the “Company”) (NASDAQ: FPTB), the holding company for Pacific Trust Bank, will host a conference call to discuss its financial results for the third quarter of 2010, after market close, at 4:30 P.M. Eastern time, 1:30 P.M. Pacific time, on Tuesday, November 9, 2010.

Interested parties may participate in the conference call by dialing toll free 1- 866-372-5993, and provide the operator with Conference ID number 21735860, five to 10 minutes prior to the initiation of the conference call.

A replay of the conference call will be available two hours after the end of the conference call through 11:59 P.M. Eastern time November 11, 2010 by calling 1-800-642-1687 or 1-706-645-9291, and then entering the Conference ID number. A transcript and a replay of the conference call will also subsequently be available on the Company’s web site: http://www.firstpactrustbancorp.com, under Investor Relations: Earnings Conference Calls.

First PacTrust Bancorp, Inc. is headquartered in Chula Vista, California, currently with nine banking offices serving primarily San Diego and Riverside Counties in California.

Contact:

Gregory A. Mitchell, President and CEO
Phone: (619) 691-1519